    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 4, 1999
                                                       REGISTRATION NO. 333-____
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                               ----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        TRUE NORTH COMMUNICATIONS INC.
            (Exact Name of Registrant as Specified in its Charter)

                                   DELAWARE
        (State or Other Jurisdiction of Incorporation or Organization)
                               ----------------
                                  36-1088161

                     (I.R.S. Employer Identification No.)
                               ----------------
                             101 East Erie Street
                            Chicago, IL 60611-2897
                                (312) 425-6500
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                               ----------------
                     Bruce Mason, Chief Executive Officer
                        True North Communications Inc.
                             101 East Erie Street
                            Chicago, IL 60611-2897
                                (312) 425-6500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                               ----------------
                                   Copy To:
                            Theodore J. Theophilos
               Executive Vice President of Corporate Development
                             and Business Affairs
                        True North Communications Inc.
                             101 East Erie Street
                            Chicago, IL 60611-2897
                               ----------------
     Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement as determined by the Selling Stockholders.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                             Amount             Proposed Maximum    Proposed Maximum    Amount of
                                             to be              Offering Price      Aggregate           Registration
Title of Securities to be Registered         Registered         Per Share (1)       Offering Price      Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.33 1/3 par value (2) (3)     1,201,154 shares   $ 23.53              $ 28,263,154        $ 7,858.00
===================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices per share of the Registrant's Common Stock on the New York Stock Exchange as reported in the consolidated reporting system on February 26, 1999.

(2) Includes 1,201,154 associated preferred stock purchase rights ("Rights") to purchase 1/2,000 of a share of Series B Junior Participating Preferred Stock, par value $1.00 per share. Rights initially are attached to and trade with the Common Stock of Registrant. The value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

(3) Pursuant to Rule 416 under the Securities Act, there is also registered hereby an indeterminate number of securities that may be issued, with respect to such shares of Common Stock as a result of stock splits, stock dividends or similar transactions.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this Prospectus is not complete and may be changed. The + +Selling Stockholders may not sell these securities until the registration + +statement filed with the Securities and Exchange Commission is effective. +
+This Prospectus is not an offer to sell these securities and is not           +
+soliciting an offer to buy these securities in any state where the offer or   +
+sale is not permitted.                                                        +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED MARCH __ 4, 1999

PROSPECTUS

                                1,201,154 Shares

                         True North Communications Inc.

                                  Common Stock

  The shares offered hereby are 1,201,154 issued and outstanding shares of common stock of True North Communications Inc., which are owned by the Selling Stockholders named in this Prospectus, and which may be sold from time to time by the Selling Stockholders for their respective accounts.

                                  -----------

  The Selling Stockholders have advised us that they intend to sell the shares in one or more ordinary brokerage transactions on the New York Stock Exchange at market prices prevailing at the time of such sale (subject to customary or negotiated brokerage commissions). We will not receive any of the proceeds from the sale of the shares by the Selling Stockholders.

                                  -----------

  Our common stock is listed on the New York Stock Exchange under the symbol "TNO." On March 2, 1999, the closing price of our common stock on the New York Stock Exchange was $24.00 per share.

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------


                                         , 1999.

                                  THE COMPANY

   In December 1994, True North Communications Inc. ("True North") succeeded Foote, Cone & Belding Communications, Inc. as the holding company for Foote, Cone & Belding. In December 1997, through the merger of a subsidiary of True North with Bozell, Jacobs, Kenyon & Eckhardt, Inc., True North almost doubled its size by adding Bozell Worldwide, Temerlin McClain and certain specialized communications businesses to its network.

   True North offers full-service advertising through two separate, independent global agency networks: Foote, Cone & Belding Worldwide and Bozell Worldwide, which by themselves and through their respective subsidiaries and affiliates, independently operate separate advertising agency networks worldwide. Their primary business is to create marketing communications for their clients' goods and services across the spectrum of advertising and promotion media. Each of the agency networks has its own clients and competes with the other in certain markets. True North also operates two other independent full-service agencies, Temerlin McClain and Tierney & Partners, Inc. In addition, True North owns certain marketing services and specialty advertising companies through the True North Diversified Services Companies, and interests in certain interactive marketing companies through TN Technologies Inc. True North's corporate headquarters are located at 101 East Erie Street, Chicago, Illinois 60611-2897 and its telephone number is (312) 425-6500.

                              SELLING STOCKHOLDERS

   True North issued an aggregate of 1,201,154 shares of True North common stock in the name of the Selling Stockholders by virtue of a merger of a wholly owned subsidiary of True North into The Financial Relations Board, Inc. ("FRB"). The Selling Stockholders were FRB stockholders and optionholders at the time of this merger and received their True North shares in exchange for their FRB shares and in connection with their options. In connection with the merger, True North agreed to use its best efforts to cause the shares to be registered so as to permit the resale thereof if the Selling Stockholders so desire and to keep the registration effective until March 31, 2001.

   The table below sets forth the following information with respect to the Selling Stockholders:

     (i) the name of each Selling Stockholder;

     (ii) the number of shares of common stock beneficially owned by such Selling Stockholder prior to the offering;

     (iii) the maximum number of shares of such common stock which may be sold by such Selling Stockholder hereby; and

     (iv) the number of shares of common stock to be beneficially owned by such Selling Stockholder assuming all of the shares of such Selling Stockholder covered by this Prospectus are distributed in the offering.

                                                                            Number of Shares to be
                                                                           Beneficially Owned after
                                 Number of Shares                           Offering, Assuming All
 Name of Selling             Beneficially Owned Prior  Maximum Number of      Shares Offered are
   Stockholder                   to the Offering      Shares to be Offered       Distributed
 ---------------             ------------------------ -------------------- ------------------------
    Michael Arneth..........            5,838                  5,838                   0
    Margie Baigh............            8,745                  8,745                   0
    Hannah Bruce............            5,847                  5,847                   0
    Kathleen Brunson........           21,152                 21,152                   0
    Donna Case..............           46,709                 46,709                   0
    Moira Conlon............            2,923                  2,923                   0
    Julie Creed.............            5,847                  5,847                   0
    Susan Caulton...........            8,754                  8,754                   0
    Bessie Gallanis.........            2,923                  2,923                   0
    Karen Griffiths.........            8,754                  8,754                   0
    Timothy Kent............            5,838                  5,838                   0
    Regina Lenihan..........            8,754                  8,754                   0
    Jerry Miller............            5,847                  5,847                   0
    William Miller (1)......          158,546                158,546                   0
    Stephanie Mishra........            5,838                  5,838                   0
    William Murphy..........            5,847                  5,847                   0
    Lise Needham............            8,763                  8,763                   0
    Theodore H. Pincus......          701,207                701,207                   0
    Richard Queeney.........            8,754                  8,754                   0
    Daniel Reid.............           11,678                 11,678                   0
    Diane Rohlin............           21,851                 21,851                   0
    Michael Rosenbaum.......           75,791                 75,791                   0
    Daniel Saks.............            5,838                  5,838                   0
    Marianne Stewart........            8,763                  8,763                   0
    Kerry Thalheim..........            8,763                  8,763                   0
    Robert Trczinski........           18,227                 18,227                   0
    Jean Weingart...........           17,510                 17,510                   0
    George Zagoudis.........            5,847                  5,847                   0
                                    ---------              ---------                 ---
      Total.................        1,201,154              1,201,154                   0
                                    =========              =========                 ===

--------
(1) Includes 63,511 shares held by a trust, of which the beneficial owner is William Miller.

   No Selling Stockholder beneficially owns one percent or more of True North's issued and outstanding common stock.

   Because the Selling Stockholders or their transferees may offer all, a portion or none of the common stock offered pursuant to this Prospectus, no estimate can be given as to the amount of common stock that will be held by the Selling Stockholders upon termination of the offering.

   Approximately 13% of the shares beneficially owned by each Selling Stockholder are being held in escrow by a third party. All or any part of the shares of True North common stock being held in escrow may be forfeited to True North in order to indemnify True North for any loss for which it is entitled to indemnity in connection with the merger and therefore, the number of shares beneficially owned and available for offer by each Selling Stockholder may be thereby decreased. The shares being held in escrow may be sold by the beneficial owner free from escrow but the proceeds of any sale will be subject to escrow. The escrow arrangement will expire on or about February 2, 2000, except with respect to claims made prior to that date.

                              PLAN OF DISTRIBUTION

   True North has been advised by the Selling Stockholders that they intend to sell all or a portion of the shares offered hereby from time to time in ordinary brokerage transactions on the NYSE at market prices prevailing at the time of such sale (subject to customary or negotiated brokerage commissions) using such broker-dealers as may enter into arrangements with the Selling Stockholders. The Selling Stockholders will pay all brokerage commissions applicable to such transactions. True North will not receive any of the proceeds from the sale of the shares by the Selling Stockholders.

   There can be no assurance that the Selling Stockholders will sell any or all of the shares offered by them hereunder. Approximately 13% of the shares being offered for sale are being held in escrow but may be sold free from escrow. As discussed above, the proceeds of any such sale will be subject to escrow.

   Selling Stockholders owning in the aggregate 1,017,990 of the shares covered by this Prospectus have each agreed with True North that they will not sell any True North shares until after such time as results covering at least 30 days of combined operations of FRB and True North have been published by True North, in the form of a quarterly earnings report, an effective registration statement filed with the Securities and Exchange Commission (the "SEC"), a report to the SEC on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations, although during that period, these Selling Stockholders will not be prohibited from selling up to 10% of their True North shares or making charitable contributions or bona fide gifts of their True North shares.

   True North is registering the shares being offered hereunder in connection with the merger. In connection therewith, True North and the Selling Stockholders have agreed to indemnify the other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

   The Selling Stockholders and any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act. Commissions received by any such broker may be deemed to be underwriting commissions under the Securities Act.

                                 LEGAL MATTERS

   Suzanne S. Bettman, Esq., Vice President and Assistant General Counsel of True North, will issue an opinion about the legality of the True North common stock being offered by this prospectus.

                                    EXPERTS

   The consolidated financial statements of True North and its subsidiaries included (or incorporated by reference) in True North's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of Arthur Andersen LLP as experts in giving said reports.

   The consolidated statements of operations, cash flows and stockholders' equity of Bozell, Jacobs, Kenyon & Eckhardt, Inc. and subsidiaries for the two years ended March 31, 1997, were audited by KPMG Peat Marwick LLP, independent certified public accountants, and are included in the consolidated financial statements of True North Communications Inc. for the two years ending December 31, 1996. The reports of KPMG Peat Marwick LLP on the statements of operations, cash flows and stockholders' equity of Bozell, Jacobs, Kenyon & Eckhardt, Inc. and subsidiaries for the two years ended March 31, 1997, are incorporated by reference in reliance upon the authority of KPMG Peat Marwick LLP as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

   True North files reports, proxy statements and other information with the SEC. You may inspect and copy such reports, proxy statements and other information at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Such materials also may be accessed electronically by means of the SEC's web site at http://www.sec.gov.

   True North has filed a Registration Statement relating to the offering described in this Prospectus. As allowed by SEC rules, this Prospectus does not contain all of the information which you can find in the Registration Statement. You are referred to the Registration Statement and the exhibits thereto for further information. This Prospectus is qualified in its entirety by such other information.

   The SEC allows True North to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus. This Prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about True North's business and finances.

     1. True North's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     2. True North's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

     3. True North's Current Reports on Form 8-K dated November 4, 1998 and December 28, 1998;

     4. The description of True North's capital stock contained in True North's Registration Statement on Form S-4 filed on November 26, 1997, Registration No. 333-41189, and any amendment or report filed for the purposes of updating such description;

     5. The description of True North's Preferred Stock Purchase Rights contained in True North's Registration Statement on Form 8-A filed on November 5, 1998 and any amendment or report filed for the purpose of updating such description; and

     6. All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 1997.

   This Prospectus also incorporates by reference additional documents that may be filed by True North with the SEC between the date of this Prospectus and the filing of a post-effective amendment which indicates that all shares offered have been sold or which deregisters all shares then remaining unsold. Any statement contained in this Prospectus or in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other document which is also incorporated by reference modifies or supersedes such statement.

   You may obtain copies of such documents which are incorporated by reference in this Prospectus (other than exhibits thereto which are not specifically incorporated by reference herein), without charge, upon written or oral request to the Secretary of True North at 101 East Erie Street, Chicago, Illinois 60611-2897, (312) 425-6500. In order to ensure delivery of documents, any request therefor should be made not later than five business days prior to making an investment decision.

   You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this Prospectus. You should not assume that the information contained in this Prospectus is accurate as of any date other than the date of this Prospectus, and neither the mailing of this Prospectus to stockholders nor the issuance of any securities hereunder shall create any implication to the contrary. This Prospectus does not offer to buy or sell securities in any jurisdiction where it is unlawful to do so.

              PART II--INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

The following is a statement of estimated expenses of the issuance and distribution of the securities being registered (other than underwriting discounts and commissions) all of which are being paid by the Registrant:

SEC Registration Fee............................................   $  7,858
NYSE listing fee................................................      1,500
Accountant's fees and expenses..................................      2,000
Legal fees and expenses.........................................      5,000
Miscellaneous...................................................      1,642
                                                                   --------
Total...........................................................   $ 18,000
                                                                   ========

*All amounts are estimates except for the SEC registration fee and the NYSE listing fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 145 of the Delaware General Corporation Law, True North has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. True North's bylaws also provide that True North will indemnify its directors, officers, employees and other agents to the fullest extent permitted by Delaware law.

     True North's Certificate of Incorporation, as amended, provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to True North or its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to True North or its stockholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, or for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     Furthermore, True North has secured insurance covering True North and its directors and officers and those of its principal subsidiaries against certain liabilities.

ITEM 16. EXHIBITS.

4.1 Registrant's Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(i) to Registrant's Form 10-K for the year ended December 31, 1994).

4.2 Certificate of Ownership and Merger changing Registrant's name to True North Communications Inc. (incorporated by reference to Exhibit (3)(i) to Registrant's Current Report on Form 8-K filed December 9, 1994).

4.3 Certificate of Designation of Series B Junior Participating Preferred Stock of Registrant, filed in Delaware on November 5, 1998 (incorporated by reference to Exhibit 4.3 to Registrant's Registration Statement on Form S-3, filed December 7, 1998 (File No. 333-68485).

4.4 Registrant's Bylaws, as restated March 4, 1998 (incorporated by reference to Exhibit 4.4 to Registrant's Post-Effective Amendment No. 1 on Form S-8 dated March 17, 1998 to Registrant's Registration Statement on Form S-4, filed November 26, 1997 (File No. 333-41189)).

4.5 Certificate of Amendment of Restated Certificate of Incorporation, filed in Delaware on December 30, 1997 (incorporated by reference to Exhibit 4.6 to Registrant's Annual Report on Form 10-K for the year ended December 31,
     1997).

4.6 Rights Agreement dated as of November 4, 1998 between Registrant and the First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 4 to Registrant's Current Report on Form 8-K dated November 4, 1998).

5.1 Opinion of Suzanne S. Bettman, Vice President, Assistant General Counsel of Registrant.

23.1   Consent of Arthur Andersen LLP, independent public accountants.

23.2 Consent of KPMG Peat Marwick LLP, independent certified public accountants.

23.3 Consent of Suzanne S. Bettman, Vice President, Assistant General Counsel of Registrant (included in Exhibit 5.1).

24.1   Power of Attorney.

ITEM 17. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes

          (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (A) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (B) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (C) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i)(A) and (a)(i)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement,

          (ii) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and

          (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS ON MARCH 3, 1999.

                                         True North Communications Inc.

                                                  /s/ Bruce Mason
                                         By: ________________________________
                                                      Bruce Mason
                                                Chief Executive Officer
                                             (Principal Executive Officer)

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON MARCH 3, 1999.

             SIGNATURE                                       TITLE
             ---------                                       -----
          /s/ Bruce Mason              Chief Executive Officer and Director
------------------------------------
            Bruce Mason

        /s/ Donald L. Seeley           Executive Vice President, Chief Financial Officer
------------------------------------   (Principal Financial Officer)
          Donald L. Seeley

         /s/ Kevin J. Smith            Senior Vice President, Chief Accounting Officer
------------------------------------   (Principal Accounting Officer)
           Kevin J. Smith

          David A. Bell *              Director
------------------------------------
           David A. Bell

          Ronald W. Bess *             Director
------------------------------------
           Ronald W. Bess

      Donald M. Elliman, Jr. *         Director
------------------------------------
       Donald M. Elliman, Jr.

         W. Grant Gregory *            Director
------------------------------------
          W. Grant Gregory

       Leo-Arthur Kelmenson *          Director
------------------------------------
        Leo-Arthur Kelmenson

         Richard P. Mayer *            Director
------------------------------------
          Richard P. Mayer

        Michael E. Murphy *            Director
------------------------------------
         Michael E. Murphy

     Charles D. Peebler, Jr. *         Director
------------------------------------
      Charles D. Peebler, Jr.

             SIGNATURE                 TITLE
             ---------                 -----
         J. Brendan Ryan *             Director
------------------------------------
          J. Brendan Ryan

        Marilyn R. Seymann *           Director
------------------------------------
         Marilyn R. Seymann

       Stephen T. Vehslage *           Director
------------------------------------
        Stephen T. Vehslage

      /s/ Theodore J. Theophilos
*By:______________________________
        Theodore J. Theophilos
         as Attorney in Fact

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